UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 7, 2004

Southern Community Financial Corporation

North Carolina (State of incorporation)	000-33227 (Commission File Number)	56-2270620 (I.R.S. Employer Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 8.01: Other Events

On September 7, 2004, Southern Community Financial Corporation (Symbol “SCMF”) announced today that its subsidiary, Southern Community Bank and Trust, acquired two residential mortgage offices from Davidson Mortgage, Cornelius, North Carolina and that the company’s President, James Davidson, and the employees of the two offices have joined the Bank. The acquired offices are located in Cornelius and Lexington, South Carolina. The Cornelius office complements Southern Community’s presence in the Lake Norman area which also includes a commercial loan production office and is expected to include a full service branch office later this year.

Southern Community Financial is the holding company of Southern Community Bank and Trust and The Community Bank. Southern Community Bank and Trust is a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. The Community Bank operates ten banking offices serving markets in Pilot Mountain, Mount Airy, Sandy Ridge, Madison, Union Grove, Dobson, King, Walnut Cove, and Jonesville, North Carolina. Southern Community is headquartered in Winston-Salem, North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on the NASDAQ National Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Item 9.01(c): Exhibit

     Exhibit 99:      Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Richard M. Cobb

Richard M. Cobb
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

Date:	September 7, 2004